Drake & Klein CPAs

A PCAOB Registered Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1 Amendment, dated July 5, 2012, of our review report on unaudited financial statements, dated June 12 , 2012, relative to the financial statements of Court Document Services, Inc. as of March 31, 2012 and for the three months ended March 31, 2012 and 2011.

/s/ Drake & Klein CPAs

Drake & Klein CPAs

f/k/a Randall N Drake CPA PA

Clearwater, Florida

July 5, 2012

PO Box 2493 Dunedin, FL 34697-2493 727-512-2743	2451 McMullen Booth Rd. Suite 210 Clearwater, FL 33759-1362